                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                        ------------------------------


                                  FORM 8-K/A


                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  August 21, 1998
(June 19, 1998)


                             PAB Bankshares, Inc.
              --------------------------------------------------
              (Exact name of Registrant as Specified in Charter)


      Georgia                      0-25422                     58-1473302
-------------------------------------------------------------------------------
  (State or other          (Commission File Number)          (IRS Employer
  Jurisdiction of                                          Identification No.)
   Incorporation)


3102 North Oak Street Extension, Valdosta, Georgia                31602
-------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                    (Zip Code)


                                 912/241-2775
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The financial statements of Investors Financial Corporation commence on page F-2 hereof.


         (B) PRO FORMA FINANCIAL INFORMATION.

         The unaudited pro forma combined condensed financial statements for PAB Bankshares, Inc. and its subsidiaries commence on page F-33 hereof.


         (C) EXHIBITS


         23.1   Consent of Mauldin & Jenkins, LLC

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PAB BANKSHARES, INC.



August 21, 1998                        /s/ C. Larry Wilkerson
                                       ----------------------
                                       C. Larry Wilkerson
                                       Executive Vice President

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                     Page
                                                                                                     ----
INVESTORS FINANCIAL CORPORATION AND SUBSIDIARY
  Independent Auditors' Report                                                                        F-2
  Consolidated Balance Sheets - December 31, 1997 and 1996                                            F-3
  Consolidated Statements of Income - Years ended December 31, 1997 and 1996                          F-4
  Consolidated Statements of Stockholders' Equity - Years ended December 31, 1997 and 1996            F-5
  Consolidated Statements of Cash Flows - Years ended December 31, 1997 and 1996                      F-6
  Notes to Consolidated Financial Statements - December 31, 1997 and 1996                             F-8


INVESTORS FINANCIAL CORPORATION AND SUBSIDIARY (Interim Financial Statements)
  Unaudited Consolidated Balance Sheet - March 31, 1998                                               F-33
  Unaudited Consolidated Statements of Income - Three Months ended March 31,
     1998 and 1997                                                                                    F-34
  Unaudited Consolidated Statements of Stockholders' Equity - Three Months
     ended March 31, 1998 and 1997                                                                    F-35
  Unaudited Consolidated Statements of Cash Flows - Three Months ended March 31,
     1998 and 1997                                                                                    F-36


PAB BANKSHARES, INC. AND SUBSIDIARIES
  Unaudited Pro Forma Financial Information                                                           F-37
  Unaudited Pro Forma Combined Condensed Balance Sheet - March 31, 1998                               F-38
  Notes to Unaudited Pro Forma Combined Condensed Balance Sheet                                       F-39
  Unaudited Pro Forma Combined Condensed Statements of Income - Three Months ended March 31, 1998,
     Years ended December 31, 1997 and 1996                                                           F-40
  Notes to Unaudited Pro Forma Combined Condensed Statements of Income                                F-44


                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Investors Financial Corporation and Subsidiary
Bainbridge, Georgia


  We have audited the accompanying consolidated balance sheets of Investors Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material aspects, the financial position of Investors Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Mauldin & Jenkins, LLC

MAULDIN & JENKINS, LLC

Albany, Georgia
January 9, 1998

                        INVESTORS FINANCIAL CORPORATION
                                AND SUBSIDIARY

                          Consolidated Balance Sheets
                          December 31, 1997 and 1996

                                    Assets                                            1997                  1996
                                    ------                                        -----------           -----------
Cash and due from banks                                                           $ 4,005,299           $ 3,708,799
Interest-bearing deposits in banks                                                    200,000               100,000
Federal funds sold                                                                  2,848,129               970,000
Securities available for sale, at fair value                                       18,859,450            21,208,807

Loans                                                                              47,180,301            45,244,349
Less allowance for loan losses                                                        671,328               613,864
                                                                                  -----------           -----------
 Loans, net                                                                        46,508,973            44,630,485
                                                                                  -----------           -----------

Premises and equipment, net                                                         1,719,863             1,879,405
Intangible assets                                                                     912,160             1,160,920
Other assets                                                                        1,766,262             1,810,503
                                                                                  -----------           -----------

                                                                                  $76,820,136           $75,468,919
                                                                                  ===========           ===========
                      Liabilities and Stockholders' Equity
                      ------------------------------------

Deposits
 Noninterest-bearing demand                                                       $11,723,504           $11,314,854
 Interest-bearing demand                                                           16,079,815            15,388,791
   Savings                                                                          5,453,469             5,546,022
 Time, $100,000 and over                                                            8,153,182             9,175,056
 Other time                                                                        23,315,922            23,965,404
                                                                                  -----------           -----------
     Total deposits                                                                64,725,892            65,390,127
Long-term debt                                                                      2,184,000             2,184,000
Federal Home Loan Bank advances                                                     1,000,000                     -
Other liabilities                                                                     328,110               344,244
                                                                                  -----------           -----------
     Total liabilities                                                             68,238,002            67,918,371
                                                                                  -----------           -----------

Commitments and contingent liabilities

Stockholders' equity
 Common stock, par value $.10; 10,000,000 shares
   authorized 470,000 issued and outstanding                                           47,000                47,000
 Capital surplus                                                                    4,562,976             4,562,976
 Retained earnings                                                                  3,981,476             3,041,056
 Unrealized losses on securities available for sale, net of tax                        (9,318)             (100,484)
                                                                                  -----------           -----------

     Total stockholders' equity                                                     8,582,134             7,550,548
                                                                                  -----------           -----------

                                                                                  $76,820,136           $75,468,919
                                                                                  ===========           ===========

See Notes to Consolidated Financial Statements.

                        INVESTORS FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                       Consolidated Statements of Income
                     Years Ended December 31, 1997 and 1996

                                                                                       1997                 1996
                                                                                  ---------------------------------
Interest Income
 Interest and fees on loans                                                        $4,692,870            $4,370,916
 Interest on taxable securities                                                     1,176,138             1,321,694
 Interest on nontaxable securities                                                      6,932                 6,920
 Interest on deposits in other banks                                                    8,565                 6,223
 Interest on Federal funds sold                                                        85,453                61,881
                                                                                   ----------            ----------
                                                                                    5,969,958             5,767,634
                                                                                   ----------            ----------

Interest expense                                                                    2,438,805             2,497,399
 Interest on deposits                                                                 202,683               185,320
                                                                                   ----------            ----------
 Interest on other borrowings                                                       2,641,488             2,682,719
                                                                                   ----------            ----------

 Net interest income                                                                3,328,470             3,084,915
Provision for loan losses                                                             144,000               120,000
                                                                                   ----------            ----------
 Net interest income after provision for loan losses                                3,184,470             2,964,915
                                                                                   ----------            ----------

Other income
 Service charges on deposit accounts                                                  536,331               454,876
 Other service charges, commissions and fees                                           23,238                28,452
 Net realized gains (losses) on securities available for sale                          (1,854)                3,673
 Other                                                                                147,506               114,719
                                                                                   ----------            ----------
                                                                                      705,221               601,720
                                                                                   ----------            ----------
Other expenses
 Salaries and employee benefits                                                       959,966               971,200
 Equipment expenses                                                                   197,161               196,988
 Occupancy expense                                                                    176,909               172,524
 Amortization of intangible assets                                                    248,760               268,009
 Other operating expenses                                                             489,536               441,224
                                                                                   ----------            ----------
                                                                                    2,072,332             2,049,945
                                                                                   ----------            ----------

     Income before income taxes                                                     1,817,359             1,516,690

Applicable income taxes                                                               632,539               548,497
                                                                                   ----------            ----------

     Net income                                                                    $1,184,820            $  968,193
                                                                                   ==========            ==========

Basic earnings per share                                                           $     2.52            $     2.06
                                                                                   ==========            ==========

Diluted earnings per share                                                         $     2.28            $     1.87
                                                                                   ==========            ==========

See Notes to Consolidated Financial Statements

                        INVESTORS FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity
                     Years Ended December 31, 1997 and 1996

                                                                                      Unrealized
                                                                                        Gains
                                                                                     (Losses) on
                                                                                      Securities
                                          Common Stock                                Available          Total
                                       ------------------   Capital     Retained       for Sale,      Stockholders'
                                       Shares   Par Value   Surplus      Surplus      Net of Tax         Equity
                                       -------  ---------  ----------  -----------  --------------  -----------------
Balance, December 31, 1995             470,000    $47,000  $4,562,976  $2,279,663       $  16,638         $6,906,277
 Net income                                  -          -           -     968,193               -            968,193
 Cash dividends declared,
   $.44 per share                            -          -           -    (206,800)              -           (206,800)
 Net change in unrealized losses
   on securities available for sale,
   net of tax                               -          -           -           -        (117,122)          (117,122)
                                       -------    -------  ----------  ----------       ---------         ----------
Balance, December 31, 1996             470,000     47,000   4,562,976   3,041,056        (100,484)         7,550,548
 Net income                                  -          -           -   1,184,820               -          1,184,820
 Cash dividends declared,
   $.52 per share                            -          -           -    (244,400)              -           (244,400)
 Net change in unrealized gains on
   securities available for sale,
   net of tax                                -          -           -           -          91,166             91,166
                                       -------    -------  ----------  ----------       ---------         ----------
Balance, December 31, 1997             470,000    $47,000  $4,562,976  $3,981,476       $  (9,318)        $8,582,134
                                       =======    =======  ==========  ==========       =========         ==========

See Notes to Consolidated Financial Statements.

                        INVESTORS FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                     Years Ended December 31, 1997 and 1996

                                                                                      1997                  1996
                                                                                  ----------------------------------
OPERATING ACTIVITIES                                                              $ 1,184,820            $   968,193
                                                                                  -----------            -----------
 Net income
 Adjustments to reconcile net income to net cash provided by operating activities
 Depreciation                                                                         184,573                191,684
 Amortization of intangible assets                                                    248,760                268,009
 Provision for loan losses                                                            144,000                120,000
 Provision for deferred income taxes                                                  (54,548)               (50,396)
 Net realized (gains) losses on securities available for sale                           1,854                 (3,673)
 (Increase) decrease in interest receivable                                            56,956               (114,338)
 Increase (decrease) in interest payable                                              (20,269)                21,613
 Increase (decrease) in taxes payable                                                  11,986               (119,099)
 Other prepaids, deferrals and accruals, net                                          (12,982)               (49,950)
                                                                                  -----------            -----------
   Total adjustments                                                                  560,330                263,850
                                                                                  -----------            -----------

 Net cash provided by operating activities                                          1,745,150              1,232,043
                                                                                  -----------            -----------

INVESTING ACTIVITIES
 Increase in interest bearing-deposits in banks                                      (100,000)                     -
 Proceeds from sales of securities available for sale                                 792,368              1,974,624
 Purchase of securities available for sale                                         (2,000,060)            (7,625,053)
 Proceeds from maturities of securities available for sale                          3,693,325              6,544,808
 (Increase) decrease in Federal funds sold                                         (1,878,129)               576,579
 Increase in loans, net                                                            (2,022,488)            (4,062,271)
 Purchase of premises and equipment                                                   (25,031)              (217,680)
                                                                                  -----------            -----------

   Net cash used in investing activities                                           (1,540,015)            (2,808,993)
                                                                                  -----------            -----------

FINANCING ACTIVITIES
 Increase (decrease) in deposits                                                     (664,235)             2,574,197
 Increase (decrease) in other borrowings                                            1,000,000             (1,000,000)
 Principal payments on note payable                                                         -               (273,000)
 Dividends paid                                                                      (244,400)              (206,800)
                                                                                  -----------            -----------

   Net cash provided by financing activities                                           91,365              1,094,397
                                                                                  -----------            -----------

                        INVESTORS FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                     Years Ended December 31, 1997 and 1996

                                                                                       1997                 1996
                                                                                   -------------------------------
Net increase (decrease) in cash and due from banks                                 $  296,500           $ (482,553)

Cash and due from banks at beginning of year                                        3,708,799            4,191,352
                                                                                   ----------           ----------

Cash and due from banks at end of year                                             $4,005,299           $3,708,799
                                                                                   ==========           ==========

SUPPLEMENTAL DISCLOSURES
 Cash paid during the year for:                                                    $2,661,757           $2,661,106
   Interest
                                                                                   $  675,101           $  717,992
   Income taxes

NONCASH TRANSACTION
 Net unrealized gains (losses) on securities available for sale                    $  138,130           $ (177,457)


See Notes to Consolidated Financial Statements

                        INVESTORS FINANCIAL CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           NATURE OF BUSINESS

           Investors Financial Corporation (the Company) is a bank holding company whose business is conducted by its wholly-owned subsidiary, Bainbridge National Bank, (the Bank). The Bank is a commercial bank located in Bainbridge, Decatur County, Georgia. The Bank provides a full range of banking services in its primary market area of Decatur County and the surrounding counties.

           BASIS OF PRESENTATION

           The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and accounts are eliminated in consolidation.

           The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

           CASH AND CASH EQUIVALENTS

           Cash on hand, cash items in process of collection, and amounts due from banks are included in cash and cash equivalents.

           The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           SECURITIES

           Securities are classified based on management's intention on the date of purchase. Securities which management has the intent to hold for an indefinite period of time, but not necessarily to maturity are classified as available for sale and are recorded at fair value with net unrealized gains and losses included in stockholders' equity net of tax.

           Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

           LOANS

           Loans are carried at their principal amounts outstanding less the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding.

           Loan origination fees and certain direct loan costs are recognized at the time the loan is recorded. Because net origination loan fees and costs are not material, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

           The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           LOANS (CONTINUED)

           The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

           A loan is impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

           PREMISES AND EQUIPMENT

           Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

           INTANGIBLE ASSETS

           Intangible assets represent the excess of costs over net tangible assets acquired by the Bank, less accumulated amortization of $2,062,746 and $1,813,986 at December 31, 1997 and 1996,
           respectively. Core deposit intangibles are being amortized over a period of ten years. Goodwill is being amortized over a period of fifteen years. Covenants not to compete and organization costs were being amortized over a period of five years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           OTHER REAL ESTATE OWNED

           Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of the recorded amount of the loan or fair value of the properties less estimated selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent gains or losses on sale and any subsequent adjustment to the value are recorded as other expenses.

           INCOME TAXES

           Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized on the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

           Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards, and tax credits will be realized. A valuation allowance is recorded for those deferred tax items for which it is more likely than not that realization will not occur.

           The Company and the Bank file a consolidated income tax return. Each entity provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

           EARNINGS PER SHARE

           Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding and potential common shares. Potential common shares consist of warrants and stock options. Earnings per share for the year ended December 31, 1996 has been restated to reflect the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share".

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           CURRENT ACCOUNTING DEVELOPMENTS

           In June 1996, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". ("SFAS No. 125"). This statement provides standards for distinguishing transfers of financial assets that are sales from those that are secured borrowings, and provides guidance on the recognition and measurement of asset servicing contracts and on debt extinguishments. As issued, SFAS No. 125 is effective for transactions occurring after December 31, 1996. However, as a result of an amendment to SFAS No. 125 by the FASB in December 1996, certain provision of SFAS No. 125 are deferred for an additional year. Adoption of the new accounting standard is not expected to have a material impact on the Company's financial statements.

           In February 1997, the FASB issued SFAS No. 128, "Earnings per Share." This statement simplifies the standards for computing earnings per share previously set forth in APB Opinion No. 15, "Earnings per Share," and makes them comparable to international Earnings per Share ("EPS") standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. This statement is effective for financial statements issued for periods ending after December 15, 1997. The adoption of this statement did not have a material impact on the Company's financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           CURRENT ACCOUNTING DEVELOPMENTS (CONTINUED)

           In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance or other comprehensive income by their nature in a financial statement and display the accumulated balance or other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

           In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding
           how to allocate resources to segments.   The statement requires that
           a business enterprise report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. It requires reconciliations of total segment revenues, total segment profit or loss, total segment assets and other amounts disclosed for segments to corresponding amounts in the enterprise's general-purpose financial statements. It requires that the enterprise report information about the revenues derived from the enterprise's products or services, about the countries in which the enterprise earns revenues and hold assets and about major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.    SECURITIES

           The amortized cost and fair value of securities are summarized as follows:

                                                                       GROSS             GROSS
                                                   AMORTIZED         UNREALIZED        UNREALIZED          FAIR
                                                     COST              GAINS             LOSSES            VALUE
                                               ----------------   ---------------   ---------------   ----------------
           SECURITIES AVAILABLE FOR SALE
            DECEMBER 31, 1997:
              U. S. GOVERNMENT AND AGENCY
               SECURITIES                         $ 9,100,272          $21,304         $ (20,248)        $ 9,101,328
              STATE AND MUNICIPAL
               SECURITIES                             169,777               78               (44)            169,811
              MORTGAGE-BACKED SECURITIES            9,603,520           41,777           (56,986)          9,588,311
                                                  -----------          -------         ---------         -----------
                                                  $18,873,569          $63,159         $ (77,278)        $18,859,450
                                                  ===========          =======         =========         ===========
            December 31, 1996:
              U. S. Government and agency
               securities                         $ 9,290,920          $13,112         $ (78,552)        $ 9,225,480
              State and municipal
               securities                             169,470              313               (13)            169,770
              Mortgage-backed securities           11,900,665           38,519          (125,627)         11,813,557
                                                  -----------          -------         ---------         -----------
                                                  $21,361,055          $51,944         $(204,192)        $21,208,807
                                                  ===========          =======         =========         ===========

           The amortized cost and fair value of securities as of December 31, 1997 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                                                 SECURITIES AVAILABLE FOR SALE
                                                 -----------------------------
                                                  AMORTIZED            FAIR
                                                    COST              VALUE
                                                -----------        -----------
           Due in one year or less              $ 3,869,192        $ 3,871,920

           Due from one year to five years        5,400,857          5,399,219

           Mortgage-backed securities             9,603,520          9,588,311
                                                -----------        -----------
                                                $18,873,569        $18,859,450
                                                ===========        ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           Securities with a carrying value of $7,481,279 and $8,636,481 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes.

           Gains and losses on sales of securities available for sale consist of the following:

                                                           DECEMBER 31,
                                                      --------------------
                                                         1997         1996
                                                       -------      --------
           Gross gains on sales of securities          $   934       $11,094

           Gross losses on sales of securities          (2,788)       (7,421)
                                                       -------       -------
           Net realized gains (losses) on sales of
             securities available for sale             $(1,854)      $ 3,673
                                                       =======       =======

NOTE 3.    LOANS AND ALLOWANCE FOR LOAN LOSSES

           The composition of loans is summarized as follows:

                                                           DECEMBER 31,
                                                    --------------------------
                                                       1997           1996
                                                    -----------    -----------
           Commercial and financial                 $ 5,486,663    $ 4,489,035
           Agricultural                               1,889,573      1,216,009
           Real estate - construction                   509,154        847,007
           Real estate - mortgage, farmland           2,518,763      2,739,021
           Real estate - mortgage, other             25,605,761     24,197,187
           Consumer installment                      11,157,382     11,731,090
           Other                                         13,005         25,000
                                                    -----------    -----------
                                                     47,180,301     45,244,349
           Allowance for loan losses                   (671,328)      (613,864)
                                                    -----------    -----------
           Loans, net                               $46,508,973    $44,630,485
                                                    ===========    ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           Changes in the allowance for loan losses are as follows:

                                                              DECEMBER 31,
                                                         ---------------------
                                                           1997         1996
                                                         --------     --------
           BALANCE, BEGINNING OF YEAR                    $613,864     $563,710
             Provision charged to operations              144,000      120,000
             Loans charged off                            (95,692)     (80,833)
             Recoveries                                     9,156       10,987
                                                         --------     --------
           BALANCE, END OF YEAR                          $671,328     $613,864
                                                         ========     ========

           The total recorded investment in impaired loans was $103,848 and $112,960 at December 31, 1997 and 1996, respectively. Included in these loans were $49,000 that had related allowances for loan losses of $3,100 in 1997. There were no impaired loans that had related allowances in 1996. The average recorded investment in impaired loans for 1997 and 1996 was $80,750 and $78,000, respectively. Interest income on impaired loans of $2,326 and $2,116 was recognized for cash payments received for the year ended December 31, 1997, and 1996, respectively.

           The Company has granted loans to certain directors, executive officers, and related entities of the Company and the Bank. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Following is a summary of transactions:

                                                            DECEMBER 31,
                                                     --------------------------
                                                         1997           1996
                                                     ----------     -----------
           BALANCE, BEGINNING OF YEAR                $ 2,347,044    $ 2,534,953
             Advances                                  4,261,077      5,344,997
             Repayments                               (3,408,181)    (5,532,906)
                                                     -----------    -----------
           BALANCE, END OF YEAR                      $ 3,199,940    $ 2,347,044
                                                     ===========    ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4.    PREMISES AND EQUIPMENT, NET

           Premises and equipment are summarized as follows:

                                                            DECEMBER 31,
                                                    ---------------------------
                                                       1997            1996
                                                    -----------     -----------
           Land                                     $   208,800     $   208,800
           Buildings and improvements                 1,656,173       1,656,173
           Equipment                                  1,114,251       1,089,220
                                                    -----------     -----------
                                                      2,979,224       2,954,193
           Accumulated depreciation                  (1,259,361)     (1,074,788)
                                                    -----------     -----------
                                                    $ 1,719,863     $ 1,879,405
                                                    ===========     ===========

NOTE 5.    OTHER BORROWINGS

           As of December 31, 1997, pursuant to an agreement with Federal Home Loan Bank of Atlanta, the Bank has received advances totaling $1,000,000 bearing interest at a variable rate (5.63% at December 31, 1997). Under the terms of the agreement, interest is payable quarterly and the advances are due on April 24, 2000. The Bank will have to pay a penalty if they make a prepayment of principal before the maturity date. The advances are secured by a blanket floating lien of all the Bank's residential real estate loans.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6.    LONG-TERM DEBT

           Long-term debt represents a loan by the Company with a correspondent bank. Under terms of the loan agreement, $2,730,000 was borrowed in 1995 and the proceeds were used to repay existing debt. Interest accrues on the debt at a variable rate. The effective rate at December 31, 1997 was 7.65%. Interest only is payable quarterly. The loan is for a period of ten years with principal payable in equal semiannual installments, each in the amount of $136,500. Following is a schedule of principal payments for the next five years and thereafter.

           1998                                                     $  273,000
           1999                                                        273,000
           2000                                                        273,000
           2001                                                        273,000
           2002                                                        273,000
           Later years                                                 819,000
                                                                    ----------
                                                                    $2,184,000
                                                                    ==========

           The loan has no penalty for prepayment and is secured by all of the issued and outstanding stock of the Bank.

           The loan agreement contains restrictive provisions that limit or prevent creating liens on or disposing of the stock of the subsidiary. There are also other restrictions on mergers, acquisitions, consolidations, certain leases, sales or transfers of assets, capital expenditures, stockholders' equity and payment of dividends in event of default. As of December 31, 1997, the Company was in compliance with all covenants and provisions of the loan agreement except those pertaining to the possible merger with PAB Bancshares, Inc. explained in Note 15. However, the Company has received a waiver from the Correspondent Bank for these covenant violations.


NOTE 7.    EMPLOYEE BENEFIT PLAN

           The Bank has a 401(k) salary deferral plan which allows employees to defer up to 16% of their salary with partially matching Bank contributions. Bank contributions to this plan charged to expense amounted to $13,006 and $12,018 in 1997 and 1996, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8.    INCOME TAXES

           The provision for income taxes consists of the following:

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                         1997            1996
                                                       --------       --------
           Current                                     $687,087       $598,893
           Deferred                                     (54,548)       (50,396)
                                                       --------       --------
                                                       $632,539       $548,497
                                                       ========       ========



           The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                                 DECEMBER 31,
                                                  --------------------------------------------
                                                         1997                     1996
                                                  -------------------    ---------------------
                                                   AMOUNT     PERCENT      Amount      Percent
                                                  ---------  --------    ----------   --------
           Tax provision at statutory rate        $617,902       34%      $515,675        34%
           Increase (decrease) resulting from:
             Tax-exempt interest                   (18,474)      (1)        (3,757)        -
             State income tax                       42,250        3         39,445         3
             Amortization of goodwill                7,058        -          7,058         -
             Other items, net                      (16,197)      (1)        (9,924)       (1)
                                                  --------     ----       --------       ---
           Provision for income taxes             $632,539       35%      $548,497        36%
                                                  ========     ====       ========       ===

           The components of deferred income taxes are as follows:

                                                               DECEMBER 31,
                                                           --------------------
                                                             1997        1996
                                                           --------    --------
           Deferred tax assets:
             Loan loss reserves                            $218,260    $192,866
             Unrealized loss on securities
              available for sale                              4,801      51,764
                                                           --------    --------
                                                            223,061     244,630
           Deferred tax liabilities:
             Amortization of core deposits                   94,748     123,902
                                                           --------    --------
           Net deferred tax assets                         $128,313    $120,728
                                                           ========    ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9.    STOCK WARRANTS AND STOCK OPTION PLAN

           STOCK WARRANTS

           The organizers of the Company and the Bank purchased 231,760 shares of the common stock at a price of $10 per share, the same price at which shares were offered to others. In recognition of the financial risks undertaken by the organizers, the Company granted each organizer an opportunity to purchase, for a nominal price, warrants to purchase one additional share for every two shares he or she purchased in the offering.

           The warrants became exercisable on the date the Bank opened for business and are exercisable in whole or in part at any time during the ten year period following that date, at an exercise price equal to $10 per share. The warrants are nontransferable, other than by will or the laws of descent and distribution, but shares issued pursuant to the exercise of warrants will be transferable, subject to compliance with applicable securities laws. The warrant exercise price is subject to upward adjustment, and the warrants are subject to defeasance if not exercised, in the event that the OCC issues a capital directive or other order requiring the Bank to obtain additional capital. The maximum number of shares that can be purchased pursuant to the Warrants Agreement amounts to 115,428 shares.

           STOCK OPTION PLAN

           The Company has adopted a Key Employee Incentive Option Plan covering 50,000 shares of the common stock, which is intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. The Stock Option Plan will be administered by the Board of Directors of the Company and will provide for the granting of options to purchase shares of the common stock to officers and other key employees of the Company and its subsidiary. The purchase price under all such options intended to qualify as incentive options will not be less than the fair market value of the shares of common stock on the date of grant. Options will be exercisable upon such terms as may be determined by the body administering the Stock Option Plan, but in any event, all options, whether intended to qualify as incentive options or not, will be exercisable no later than ten years after the date of grant.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           Other pertinent information related to the plan is as follows:

                                                              DECEMBER 31,
                                                         ----------------------
                                                          1997           1996
                                                         ------         -------
                                                            NUMBER OF SHARES
                                                         ----------------------
           Under option, beginning of year                 2,850          2,850
             Granted                                           -              -
             Expired                                           -              -
                                                         -------        -------
           Under option, end of year                       2,850          2,850
                                                         =======        =======
           Options exercisable, end of year                2,850          2,850
                                                         =======        =======
           Available to grant, end of year                46,350         46,350
                                                         =======        =======

                                                             AVERAGE PRICES
                                                         ----------------------
           Under option, end of year                     $    10        $    10

           If options granted under the Stock Option Plan qualify as incentive options under Section 422, no taxable income will be recognized by the recipient of the options as a result of the grant or exercise of the options. If options do not qualify as incentive options, income will be recognized by the recipient upon exercise of the option to the extent of the difference in the option exercise price and the fair market value of the common stock, and a corresponding deduction to taxable income will be created for the Company.

           SPECIAL STOCK

           The Company is authorized to issue up to 5,000,000 shares of a special class of stock, $1 par value per share. Liquidation preferences and other such items are subject to establishment by the Board of Directors. No special stock has been issued.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10.   COMMITMENTS AND CONTINGENT LIABILITIES

           In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

           The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments is as follows:

                                                             DECEMBER 31,
                                                      -------------------------
                                                         1997           1996
                                                      ----------     ----------
           Commitments to extend credit               $9,320,000     $6,686,000
           Standby letters of credit                     555,400        315,000
                                                      ----------     ----------
                                                      $9,875,400     $7,001,000
                                                      ==========     ==========

           Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, crops, marketable securities, accounts receivable, inventory, equipment, and personal property.


           Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management of the Company, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.

NOTE 11.   CONCENTRATIONS OF CREDIT

           The Company originates primarily commercial, residential, and consumer loans to customers in the Decatur County and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in Bainbridge, Georgia and surrounding areas.

           Although the Bank's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Bank's lending policies for agricultural and nonagricultural customers require loans to be well-collateralized and supported by cash flows. Collateral for agricultural loans include equipment, crops, livestock and land. Credit losses from loans related to the agricultural economy is taken into considerations by management in determining the allowance for loan losses.

           A substantial portion of these loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of the loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12.   REGULATORY MATTERS

           The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1997, approximately $2,065,095 of retained earnings were available for dividend declaration without regulatory approval.

           The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and Bank capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

           Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1997, the Company and the Bank meet all capital adequacy requirements to which it is subject.

           As of December 31, 1997, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                                    TO BE WELL
                                                                             FOR CAPITAL         CAPITALIZED UNDER
                                                                              ADEQUACY           PROMPT CORRECTIVE
                                                     ACTUAL                   PURPOSES           ACTION PROVISIONS
                                           -------------------------   ---------------------   ----------------------
                                              AMOUNT         RATIO       AMOUNT       RATIO       AMOUNT        RATIO
                                           -----------       ------    ----------     -----     ----------      -----
           AS OF DECEMBER 31, 1997
            TOTAL CAPITAL
             (TO RISK WEIGHTED ASSETS):
             BAINBRIDGE NATIONAL BANK      $10,366,316       21.37%    $3,881,225       8%       $4,851,531      10%
            TIER I CAPITAL
             (TO RISK WEIGHTED ASSETS):
             BAINBRIDGE NATIONAL BANK      $ 9,759,074       20.12%    $1,940,612       4%       $2,910,919       6%
            TIER I CAPITAL
             (TO AVERAGE ASSETS):
             BAINBRIDGE NATIONAL BANK      $ 9,759,074       12.98%    $3,007,470       4%       $3,759,337       5%

           As of December 31, 1996
            Total Capital
             (to Risk Weighted Assets):
             Bainbridge National Bank      $ 9,104,850       19.16%    $3,801,608       8%       $4,752,009      10%
            Tier I Capital
             (to Risk Weighted Assets):
             Bainbridge National Bank      $ 8,510,649       17.91%    $1,900,759       4%       $2,851,139       6%
            Tier I Capital
             (to Average Assets):
             Bainbridge National Bank      $ 8,510,649       11.49%    $2,962,802       4%       $3,703,503       5%

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13.   EARNINGS PER COMMON SHARE

           The following is a reconciliation of net income (the numerator) and the weighted average shares outstanding (the denominator) used in determining basic and diluted earnings per share.

                                                       YEAR ENDED DECEMBER 31, 1997
                                               ------------------------------------------
                                                  INCOME          SHARES        PER SHARE
                                                (NUMERATOR)    (DENOMINATOR)      AMOUNT
                                               ------------    -------------    ---------
           BASIC EARNINGS PER SHARE
             NET INCOME                         $1,184,820        470,000          $2.52
                                                                                   =====
           EFFECT OF DILUTIVE SECURITIES
             WARRANTS                                    -         47,529
             STOCK OPTIONS                               -          1,174
                                                ----------        -------
           DILUTIVE EARNINGS PER SHARE
             NET INCOME                         $1,184,820        518,703          $2.28
                                                ==========        =======          =====

                                                       YEAR ENDED DECEMBER 31, 1996
                                               ------------------------------------------
                                                  INCOME          SHARES        PER SHARE
                                                (NUMERATOR)    (DENOMINATOR)      AMOUNT
                                               ------------    -------------    ---------
           BASIC EARNINGS PER SHARE
             Net income                         $  968,193        470,000          $2.06
                                                                                   =====
           EFFECT OF DILUTIVE SECURITIES
             Warrants                                    -         47,529
             Stock options                               -          1,174
                                                ----------        -------
           DILUTIVE EARNINGS PER SHARE
             Net income                         $  968,193        518,703          $1.87
                                                ==========        =======          =====

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14.   PARENT COMPANY FINANCIAL INFORMATION

           The following information presents the condensed balance sheets of Investors Financial Corporation and statements of income and cash flows as of and for the years ended December 31, 1997 and 1996.

                            CONDENSED BALANCE SHEETS

                                                                           1997            1996
                                                                       -----------      ----------
           ASSETS
             Cash                                                      $   136,324      $  123,994
             Investment in subsidiary                                   10,661,917       9,571,085
             Due from subsidiary                                             6,718          66,713
                                                                       -----------      ----------
               Total assets                                            $10,804,959      $9,761,792
                                                                       ===========      ==========
           LIABILITIES:
             Long-term debt                                            $ 2,184,000      $2,184,000
             Other liabilities                                              38,825          27,244
                                                                       -----------      ----------
               Total liabilities                                         2,222,825       2,211,244
                                                                       -----------      ----------
           STOCKHOLDERS' EQUITY                                          8,582,134       7,550,548
                                                                       -----------      ----------
               Total liabilities and stockholders' equity              $10,804,959      $9,761,792
                                                                       ===========      ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         CONDENSED STATEMENTS OF INCOME

                                                               1997         1996
                                                           ----------     --------
           INCOME, dividends from subsidiary               $  300,000     $700,000
                                                           ----------     --------
           EXPENSE
             Interest                                         163,091      175,736
             Other expense                                     39,700        9,250
                                                           ----------     --------
                                                              202,791      184,986
                                                           ----------     --------
               Income before income tax benefits and
                equity in undistributed earnings of
                subsidiary                                     97,209      515,014
           INCOME TAX BENEFITS                                 87,945       62,895
                                                           ----------     --------
               Income before equity in undistributed
                earnings of subsidiary                        185,154      577,909
           EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARY     999,666      390,284
                                                           ----------     --------
               Net income                                  $1,184,820     $968,193
                                                           ==========     ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                   1997            1996
                                                                ----------       ---------
           OPERATING ACTIVITIES
             Net income                                         $1,184,820       $ 968,193
                                                                ----------       ---------
             Adjustments to reconcile net income to net cash
              provided by operating activities:
               Undistributed earnings of subsidiary               (999,666)       (390,284)
               Increase in taxes payable                            59,994          25,281
               Decrease  in interest payable                          (405)        (50,804)
               Other assets and liabilities, net                    11,987         (50,563)
                                                                ----------       ---------
                 Total adjustments                                (928,090)       (466,370)
                                                                ----------       ---------
                 Net cash provided by operating activities         256,730         501,823
                                                                ----------       ---------
           FINANCING ACTIVITIES
             Repayment of  debt                                          -        (273,000)
             Dividends paid                                       (244,400)       (206,800)
                                                                ----------       ---------
                 Net cash used in financing activities            (244,400)       (479,800)
                                                                ----------       ---------
           Net increase in cash                                     12,330          22,023
           Cash at beginning of year                               123,994         101,971
                                                                ----------       ---------
           Cash at end of year                                  $  136,324       $ 123,994
                                                                ==========       =========
           SUPPLEMENTAL DISCLOSURE
             Cash paid during the year for interest             $  163,496       $ 226,540

NOTE 15.   FAIR VALUE OF FINANCIAL INSTRUMENTS

           The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

           The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

           CASH, DUE FROM BANKS, INTEREST-BEARING DEPOSITS AND FEDERAL FUNDS
           SOLD:

           The carrying amounts of cash, due from banks, interest-bearing deposits and Federal funds sold approximate their fair value.

           AVAILABLE FOR SALE SECURITIES:

           Fair values for securities are based on quoted market prices.

           LOANS:

           For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values.

           DEPOSITS:

           The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

           LONG-TERM DEBT & FEDERAL HOME LOAN BANK BORROWINGS:

           The carrying amounts of the Company's Long-term debt and Federal Home Loan Bank borrowings approximate their fair value.

           OFF-BALANCE SHEET INSTRUMENTS:

           Fair values of the Company's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           The carrying value and estimated fair value of the Company's financial instruments were as follows:

                                             December 31, 1997                   December 31, 1996
                                       -----------------------------         ---------------------------
                                         Carrying           Fair               Carrying         Fair
                                          Amount            Value               Amount          Value
                                       -----------       -----------         -----------     -----------
Financial assets:
  Cash and short-term investments      $ 7,053,428       $ 7,053,428         $ 4,778,799     $ 4,778,799
  Investments in securities            $18,859,450       $18,859,450         $21,208,807     $21,208,807
                                       ===========       ===========         ===========     ===========
  Loans                                $47,180,301       $46,908,664         $45,244,349     $45,016,310
  Allowance for loan losses               (671,328)                -            (613,864)              -
                                       -----------       -----------         -----------     -----------
      Loans net                        $46,508,973       $46,908,664          $44,30,485     $45,016,310
                                       ===========       ===========         ===========     ===========
Financial liabilities:
  Noninterest bearing demand           $11,723,504       $11,723,504         $11,314,854     $11,314,854
  Interest-bearing demand               15,388,791        15,388,791          16,079,815      16,079,815
  Savings                                5,453,469         5,453,469           5,546,022       5,546,022
  Time deposits                         31,469,104        31,740,006           33,14,460      33,458,041
                                       -----------       -----------         -----------     -----------
      Total Deposits                   $64,725,892       $64,996,794         $65,390,127     $65,707,708
                                       ===========       ===========         ===========     ===========
    Long-term Debt                     $ 2,184,000       $ 2,184,000         $ 2,184,000     $ 2,184,000
                                       ===========       ===========         ===========     ===========
  Federal Home Loan
   Bank advances                       $ 1,000,000       $ 1,000,000         $         -     $         -
                                       ===========       ===========         ===========     ===========

NOTE 16.   PENDING MERGER


           The directors of the Company have entered into a definitive agreement with PAB Bancshares, Inc., a multi-bank holding company with headquarters in Valdosta, Georgia, whereby, PAB Bancshares, Inc. would acquire all of the outstanding common stock of the Company in exchange for common stock of PAB Bancshares, Inc. The merger is subject to approval by the Company's shareholders and certain regulatory authorities. Upon completion of the merger, the Bank will be merged with and into First Community Bank of Southwest Georgia (a wholly-owned subsidiary of PAB Bancshares, Inc.)

                        INVESTORS FINANCIAL CORPORATION
                                AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1998
                                  (UNAUDITED)
                                  -----------


                   ASSETS
                   ------

Cash and due from banks                            $ 3,397,575
Federal funds sold and securities purchased
 under agreements to resell                          8,553,355
                                                   -----------
     Total Cash and Cash Equivalents                11,950,930
Time deposits                                          299,000
Investment securities                               16,996,703
Loans, net of unearned interest                     47,803,969
Allowance for loan losses                             (711,981)
Bank premises and equipment                          1,686,117
Other real estate                                       19,607
Accrued interest receivable                            719,767
Goodwill and other intangible assets                   849,970
Other assets                                           213,382
                                                   -----------

     Total Assets                                  $79,827,464
                                                   ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------

Non-interest bearing deposits                      $10,129,241
Interest-bearing deposits                           57,333,130
Notes payable                                        2,047,500
Advances from Federal Home Loan Bank                 1,000,000
Other liabilities                                      497,246
                                                   -----------

     Total Liabilities                              71,007,117
                                                   -----------

Stockholders' Equity:
 Common stock, $.10 par value, 10,000,000
   shares authorized, 470,000 shares issued
   and outstanding                                      47,000
 Additional paid in capital                          4,562,976
 Retained earnings                                   4,194,720
 Accumulated other comprehensive income                 15,651
                                                   -----------
                                                     8,820,347
                                                   -----------

     Total Liabilities and Stockholders' Equity    $79,827,464
                                                   ===========

                        INVESTORS FINANCIAL CORPORATION
                                AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                                  -----------

                                                                             THREE MONTHS ENDED MARCH 31,
                                                                        ------------------------------------
                                                                            1998                    1997
                                                                        ------------            ------------
Interest Income:
 Interest and fees on loans                                              $ 1,144,220               1,091,794
 Interest on Investment Securities:
  Taxable                                                                    293,415                 336,775
  Tax exempt                                                                   1,506                   1,735
 Interest on federal funds sold                                               54,906                  12,977
 Interest on deposits in banks                                                 3,584                   1,513
                                                                         -----------               ---------
   Total                                                                   1,497,631               1,444,794
                                                                         -----------               ---------
Interest Expense:
 Interest on deposits                                                        611,917                 603,512
 Interest on federal funds purchased                                             -0-                     383
 Interest on notes and mortgages                                              40,764                  39,577
 Interest on advances from Federal Home Loan Bank                             14,141                     -0-
                                                                         -----------               ---------
   Total                                                                     666,822                 643,472
                                                                         -----------               ---------
Net interest income                                                          830,809                 801,322
Provisions for loan losses                                                    36,000                  36,000
                                                                         -----------               ---------
 Net interest income after provision for loan losses                         794,809                 765,322
                                                                         -----------               ---------
Other Income:
 Service charges on deposit accounts                                         117,986                 117,383
 Insurance commissions                                                         4,020                   5,754
 Fees on loans originated for sale                                               -0-                     480
 Other income                                                                 47,012                  43,652
                                                                         -----------               ---------
   Total                                                                     169,018                 167,269
                                                                         -----------               ---------
Other Expenses:
 Compensation                                                                212,618                 219,880
 Other personnel expenses                                                     35,908                  36,016
 Occupancy expense of bank premises                                           45,108                  43,880
 Furniture and equipment expense                                              40,222                  60,427
 Postage and courier services                                                 17,257                  12,949
 Supplies                                                                     14,992                  15,096
 Amortization                                                                 62,190                  62,190
 Other operating expenses                                                     99,854                  53,377
                                                                         -----------               ---------
   Total                                                                     528,149                 503,815
                                                                         -----------               ---------

Income Before Income Taxes                                                   435,678                 428,776
Income Taxes                                                                 156,635                 152,247
                                                                         -----------               ---------
Net Income                                                               $   279,043                 276,529
                                                                         ===========               =========

Earnings Per Share:
 Basic                                                                   $       .59                     .59
                                                                         ===========               =========
 Diluted                                                                 $       .54                     .53
                                                                         ===========               =========

Weighted Average Shares:
 Basic                                                                       470,000                 470,000
                                                                         ===========               =========
 Diluted                                                                     518,703                 518,703
                                                                         ===========               =========

                        INVESTORS FINANCIAL CORPORATION
                                AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
           ---------------------------------------------------------

                                                                                                     ACCUMULATED
                                                                                                        OTHER
                                                                          ADDITIONAL                COMPREHENSIVE
                                                              COMMON       PAID IN       RETAINED      INCOME
                                                              STOCK        CAPITAL       EARNINGS      (LOSS)        TOTAL
                                                             -------     ----------     ---------   -------------    -----
Balances, December 31, 1996                                  $47,000     4,562,976      3,041,056      (100,484)   7,550,548

Net income                                                       -0-           -0-        276,529           -0-      276,529

Other comprehensive income (loss)                                -0-           -0-            -0-       (79,136)     (79,136)

Dividends                                                        -0-           -0-        (56,400)          -0-      (56,400)
                                                             -------     ---------      ---------      --------   ----------

Balance, March 31, 1997 (Unaudited)                          $47,000     4,562,976      3,261,185      (179,620)   7,691,541
                                                             =======     =========      =========      ========   ==========

Balance December 31, 1997                                    $47,000     4,562,976      3,981,476        (9,318)   8,582,134

Net income                                                       -0-           -0-        279,043           -0-      279,043

Other comprehensive income (loss)                                -0-           -0-            -0-        24,969       24,969

Dividends                                                        -0-           -0-        (65,799)          -0-      (65,799)
                                                             -------     ---------      ---------      --------   ----------

Balance, March 31, 1998 (Unaudited)                          $47,000     4,562,976      4,194,720        15,651    8,820,347
                                                             =======     =========      =========      ========   ==========

                        INVESTORS FINANCIAL CORPORATION
                                AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                  ----------

                                                                                        THREE MONTHS ENDED MARCH 31,
                                                                                     -----------------------------------
                                                                                          1998                    1997
                                                                                          ----                    ----
Cash Flows From Operating Activities:
 Net income                                                                          $   279,043                 276,529
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation                                                                            33,747                  51,877
  Provision for loan losses                                                               36,000                  36,000
  Amortization of goodwill and other
   intangible assets                                                                      62,190                  62,190
  Amortization (accretion) of securities                                                  (9,575)                (11,373)
 Change in assets and liabilities:
  (Increase) decrease in accrued interest
   receivable                                                                             34,855                  41,470
  Increase (decrease) in accrued interest
   payable                                                                                 1,910                 (28,991)
  (Increase) decrease in other assets                                                    (45,337)                (37,504)
  Increase (decrease) in income taxes payable                                            133,156                 129,545
  Increase (decrease) in other liabilities                                                26,008                  27,160
                                                                                     -----------              ----------
 Net cash provided (used) by operating activities                                        551,997                 546,903
                                                                                     -----------              ----------

Cash Flows From Investing Activities:
 Capital expenditures                                                                        -0-                  (4,012)
 Principal payments on mortgage-backed securities                                        709,169                 598,115
 Purchase of available-for-sale securities                                            (1,100,915)                    -0-
 Proceeds from maturities of available-for-sale
  securities                                                                           1,070,000                 250,114
 Proceeds from sales of available-for-sale
  securities                                                                           2,050,000                     -0-
 (Increase) decrease in interest-bearing deposits
  in banks                                                                               (99,000)                    -0-
 (Increase) decrease in loans                                                           (617,929)             (1,140,138)
                                                                                     -----------              ----------
 Net cash provided (used) by investing activities                                      2,011,325                (295,921)
                                                                                     -----------              ----------

Cash Flows From Financing Activities:
 Increase (decrease) in time deposits                                                  1,916,233              (1,485,337)
 Increase (decrease) in other deposits                                                   820,246               1,561,564
 Payments on long-term indebtedness                                                     (136,500)                    -0-
 Dividends paid                                                                          (65,799)                (56,400)
                                                                                     -----------              ----------
 Net cash provided (used) by financing
  activities                                                                           2,534,180                  19,827
                                                                                     -----------              ----------

Net Increase (Decrease) in Cash and Cash
 Equivalents                                                                           5,097,502                 270,809
Cash and Cash Equivalents at Beginning of
 Period                                                                                6,853,428               4,678,799
                                                                                     -----------              ----------
Cash and Cash Equivalents at End of Period                                           $11,950,930               4,949,608
                                                                                     ===========              ==========

Supplemental Disclosures of Cash Flow Information
-------------------------------------------------
Cash Paid During The Period For:
 Interest                                                                            $   664,912                 672,464
                                                                                     ===========              ==========
 Income taxes                                                                        $    23,479                  22,702
                                                                                     ===========              ==========

Schedule of Non-Cash Investing and Financing Activities
-------------------------------------------------------
Total increase (decrease) in unrealized losses
 on securities available-for-sale                                                    $   (37,832)                119,903
                                                                                     ===========               =========

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                   -----------------------------------------

The following unaudited pro forma combined condensed balance sheet as of March 31, 1998, gives effect to the merger of Investors Financial Corp. and its wholly owned subsidiary, Bainbridge National Bank, with PAB Bankshares, Inc. assuming such transaction is accounted for as a pooling of interest and as if such transaction had been consummated on March 31, 1998.

The following unaudited pro forma combined condensed statements of income for the three months ended March 31, 1998 and the three years ended December 31, 1997, give effect to the merger of Investors Financial Corp. and its wholly owned subsidiary, Bainbridge National Bank, with PAB Bankshares, Inc. assuming such transaction is accounted for as a pooling of interest and as if such transaction had been consummated on January 1, 1995.

The transaction was consummated on June 19, 1998 by the issuance of 1,711,249 shares of PAB Bankshares, Inc. common stock in exchange for all of the outstanding common stock and unexercised options of Investors Financial Corp.

The unaudited pro forma combined condensed financial statements are presented for information purposes only and are not necessarily indicative of the combined financial position or results of operations which would actually have occurred if the transaction had been consummated at the date and for the periods indicated or which may be obtained in the future.

                             PAB BANKSHARES, INC.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                MARCH 31, 1998
                                  (UNAUDITED)
                                  -----------

                                                PAB        INVESTORS     ADJUSTMENTS
                                            BANKSHARES,    FINANCIAL      INCREASE         PRO FORMA
                                               INC.          CORP.       (DECREASE)         COMBINED
                                           -------------  -----------  ---------------    ------------
        ASSETS
        ------
Cash and due from banks                    $ 13,264,814    3,397,575           -0-         16,662,389
Interest-bearing deposits
  in other banks                                548,524          -0-           -0-            548,524
Federal funds sold and
  securities purchased
  under agreements to
  resell                                     25,840,000    8,553,355           -0-         34,393,355
Time deposits                                    99,000      299,000           -0-            398,000
Investment securities                        56,272,450   16,996,703           -0-         73,269,153
Investment in unconsolidated
  subsidiary                                    128,454          -0-           -0-            128,454
Loans, net of unearned interest             232,384,221   47,803,969           -0-        280,188,190
Allowance for loan losses                    (2,977,059)    (711,981)          -0-         (3,689,040)
Bank premises and equipment                   8,178,870    1,686,117           -0-          9,864,987
Other real estate                               985,393       19,607           -0-          1,005,000
Accrued interest receivable                   3,453,664      719,767           -0-          4,173,431
Cash value of life insurance                  2,811,574          -0-           -0-          2,811,574
Goodwill and other intangible
  assets                                      2,131,290      849,970           -0-          2,981,260
Other assets                                    800,126      213,382        (8,062)(d)      1,005,446
                                           ------------   ----------    ----------        -----------

 Total Assets                              $343,921,321   79,827,464        (8,062)       423,740,723
                                           ============   ==========    ==========        ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------

Non-interest bearing deposits              $ 38,650,332   10,129,241           -0-         48,779,573
Interest-bearing deposits                   229,071,634   57,333,130           -0-        286,404,764
Federal funds purchased and
  securities sold under agreement
  to repurchase                               2,592,815          -0-           -0-          2,592,815
Notes payable                                       -0-    2,047,500           -0-          2,047,500
Advances from Federal Home
Loan Bank                                    37,776,916    1,000,000           -0-         38,776,916
Other borrowed funds                          1,302,308          -0-           -0-          1,302,308
Other liabilities                             2,734,697      497,246        (6,627)(c)(d)   3,225,316
                                           ------------   ----------    ----------        -----------

 Total Liabilities                          312,128,702   71,007,117        (6,627)       383,129,192
                                           ------------   ----------    ----------        -----------

Stockholders' Equity:
Common stock                                  1,217,065       47,000       (47,000)(b)      1,217,065
Additional paid in capital                   15,098,997    4,562,976        45,565 (b)     19,707,538
Retained earnings                            15,392,593    4,194,720           -0-         19,587,313
Accumulated other
 comprehensive income                            83,964       15,651           -0-             99,615
                                           ------------   ----------    ----------        -----------
                                             31,792,619    8,820,347        (1,435)        40,611,531
                                           ------------   ----------    ----------        -----------

 Total Liabilities and
  Stockholders' Equity                     $343,921,321   79,827,464        (8,062)       423,740,723
                                           ============   ==========    ==========        ===========

See notes to unaudited pro forma combined condensed balance sheet.

                             PAB BANKSHARES, INC.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
         ------------------------------------------------------------

(a) To reflect the issuance of 1,711,249 shares of PAB Bankshares, Inc. common stock to effect the Investors Financial Corp. transaction. The transaction will be accounted for as a pooling of interest, therefore the effect upon stockholders' equity will be to increase PAB Bankshares, Inc. stockholders' equity by the total equity of Investors Financial Corp. The unaudited pro forma financial statements have been prepared based on PAB Bankshares, Inc. issuance of 1,711,249 shares of PAB Bankshares, Inc. common stock in exchange for all the outstanding common stock and unexercised options of Investors Financial Corp.

(b) A reclassification from common stock to additional paid in capital reflects the fact that issuance of the common stock of PAB Bankshares, Inc. is no par value and the Company has elected to freeze the common stock account at $1,217,065.

(c) To reflect the payment for fractional shares which would otherwise have been issued to stockholders of Investors Financial Corp. in the amount of $1,435.

(d) To reflect the reclassification of a deferred income tax liability of Investors Financial Corp. in the amount of $8,062 and reflect as a reduction of deferred tax assets of PAB Bankshares, Inc.

                             PAB BANKSHARES, INC.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)
                                  -----------

                                  PAB       INVESTORS   ADJUSTMENTS
                              BANKSHARES,   FINANCIAL     INCREASE     PRO FORMA
                                  INC.        CORP.      (DECREASE)    COMBINED
                              ------------  ----------  ------------  -----------
Interest income               $ 6,769,464   1,497,631           -0-    8,267,095
Interest expense               (3,249,985)   (666,822)          -0-   (3,916,807)
                              -----------   ---------           ---   ----------
  Net interest income           3,519,479     830,809           -0-    4,350,288
Provision for loan losses        (241,433)    (36,000)          -0-     (277,433)
Non-interest income             1,060,695     169,018           -0-    1,229,713
Non-interest expense           (2,384,027)   (528,149)          -0-   (2,912,176)
                              -----------   ---------           ---   ----------

Income before income taxes      1,954,714     435,678           -0-    2,390,392
Income taxes                     (624,309)   (156,635)          -0-     (780,944)
                              -----------   ---------           ---   ----------
Net Income                    $ 1,330,405     279,043           -0-    1,609,448
                              ===========   =========           ===   ==========

Earnings Per Share(a):
  Basic                       $       .24                                    .22
                              ===========                             ==========
  Diluted                     $       .23                                    .21
                              ===========                             ==========

Weighted Average Shares:
  Basic                         5,657,884                              7,369,133
                              ===========                             ==========
  Diluted                       5,784,985                              7,496,234
                              ===========                             ==========

See notes to unaudited pro forma combined condensed statements of income.

                             PAB BANKSHARES, INC.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                                  -----------


                                   PAB        INVESTORS   ADJUSTMENTS
                               BANKSHARES,    FINANCIAL     INCREASE     PRO FORMA
                                  INC.          CORP.      (DECREASE)     COMBINED
                              -------------  -----------  ------------  ------------

Interest income               $ 24,880,250    5,969,958           -0-    30,850,208
Interest expense               (11,796,983)  (2,641,488)          -0-   (14,438,471)
                              ------------   ----------           ---   -----------
  Net interest income           13,083,267    3,328,470           -0-    16,411,737
Provision for loan losses         (532,900)    (144,000)          -0-      (676,900)
Non-interest income              2,839,954      705,221           -0-     3,545,175
Non-interest expense            (9,023,701)  (2,072,332)          -0-   (11,096,033)
                              ------------   ----------           ---   -----------

Income before income taxes       6,366,620    1,817,359           -0-     8,183,979
Income taxes                    (2,222,487)    (632,539)          -0-    (2,855,026)
                              ------------   ----------           ---   -----------
Net Income                    $  4,144,133    1,184,820           -0-     5,328,953
                              ============   ==========           ===   ===========

Earnings Per Share(a):
  Basic                       $        .73                                      .72
                              ============                              ===========
  Diluted                     $        .73                                      .72
                              ============                              ===========

Weighted Average Shares:
  Basic                          5,645,634                                7,356,883
                              ============                              ===========
  Diluted                        5,711,020                                7,422,269
                              ============                              ===========

See notes to unaudited pro forma combined condensed statements of income.

                             PAB BANKSHARES, INC.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                  -----------


                                   PAB        INVESTORS   ADJUSTMENTS
                               BANKSHARES,    FINANCIAL     INCREASE     PRO FORMA
                                  INC.          CORP.      (DECREASE)     COMBINED
                              -------------  -----------  ------------  ------------

Interest income               $ 22,209,612    5,767,634           -0-    27,977,246
Interest expense               (11,061,569)  (2,682,719)          -0-   (13,744,288)
                              ------------   ----------           ---   -----------
  Net interest income           11,148,043    3,084,915           -0-    14,232,958
Provision for loan losses         (405,000)    (120,000)          -0-      (525,000)
Non-interest income              2,566,756      601,720           -0-     3,168,476
Non-interest expense            (8,309,243)  (2,049,945)          -0-   (10,359,188)
                              ------------   ----------           ---   -----------

Income before income taxes       5,000,556    1,516,690           -0-     6,517,246
Income taxes                    (1,652,002)    (548,497)          -0-    (2,200,499)
                              ------------   ----------           ---   -----------
Net Income                    $  3,348,554      968,193           -0-     4,316,747
                              ============   ==========           ===   ===========

Earnings Per Share(a):
  Basic                       $        .61                                      .60
                              ============                              ===========
  Diluted                     $        .60                                      .59
                              ============                              ===========

Weighted Average Shares:
  Basic                          5,523,742                                7,234,991
                              ============                              ===========
  Diluted                        5,557,760                                7,269,009
                              ============                              ===========

See notes to unaudited pro forma combined condensed statements of income.

                             PAB BANKSHARES, INC.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                  -----------


                                   PAB        INVESTORS   ADJUSTMENTS
                               BANKSHARES,    FINANCIAL     INCREASE     PRO FORMA
                                  INC.          CORP.      (DECREASE)     COMBINED
                              -------------  -----------  ------------  ------------

Interest income                $19,910,674    5,483,744           -0-    25,394,418
Interest expense                (9,619,582)  (2,598,409)          -0-   (12,217,991)
                               -----------   ----------           ---   -----------
  Net interest income           10,291,092    2,885,335           -0-    13,176,427
Provision for loan losses         (385,500)    (132,000)          -0-      (517,500)
Non-interest income              2,120,871      567,735           -0-     2,688,606
Non-interest expense            (7,580,686)  (2,088,266)          -0-    (9,668,952)
                               -----------   ----------           ---   -----------

Income before income taxes       4,445,777    1,232,804           -0-     5,678,581
Income taxes                    (1,465,709)    (406,953)          -0-    (1,872,662)
                               -----------   ----------           ---   -----------
Net Income                     $ 2,980,068      825,851           -0-     3,805,919
                               ===========   ==========           ===   ===========

Earnings Per Share(a):
  Basic                        $       .54                                      .52
                               ===========                              ===========
  Diluted                      $       .54                                      .52
                               ===========                              ===========

Weighted Average Shares:
  Basic                          5,561,600                                7,272,849
                               ===========                              ===========
  Diluted                        5,561,600                                7,272,849
                               ===========                              ===========

See notes to unaudited pro forma combined condensed statements of income.

                             PAB BANKSHARES, INC.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
     --------------------------------------------------------------------

(a) Pro forma earnings per share are based on the weighted average number of shares outstanding for the period adjusted for the shares issued in the transaction of 1,711,249 shares.